OAK TREE
Medical Systems, Inc.
P.O. Box 313, Woodmere, NY 11598
Tel: (718) 769-6042
Fax: (718) 769-6447

July 19, 2000

Timothy Stoakes
12 Windsor Square
Exmouth Devon, EX81JX
ENGLAND

This letter sets forth the terms and conditions upon which Timothy Stoakes (the "Consultant") will act as a public relations consultant to Oak Tree Medical Systems, Inc. (the "Company").

1. Scope of Engagement Consultant will act as a public relations advisor and consultant to the Company outside the United States and, in such capacity, will perform such public relations services as shall be appropriate to acquaint the financial community with the Company, its business and prospects.

2. Responsibilities and Services Provided With respect to the scope of assignment and at all times subject to Section 7 hereof, Consultant will:

                  a. Familiarize itself with the business, operations, management, financial condition, and future prospects of the Company;
                  b. Meet and communicate concerning the Company with brokers, dealers, financial advisors, publicists, investors and other members of the financial community;
                  c. Arrange meetings and other avenues of communication between the Company's executives and members of the financial community; and
                  d. Advise the Company on the formulation, preparation and delivery of its presentations to the financial community.

3. Compensation to Consultant As compensation for Consultant's services, the Company agrees to grant Consultant options to acquire an aggregate of 150,000 shares of Common Stock at an exercise price of $0.60 per share,

         The options granted hereby shall be immediately exercisable and shall expire on the first anniversary of the date hereof, and may be exercised in whole or in part on a "cashless" basis at any time prior to the expiration of the Options. The Company shall use its best efforts to file with the SEC, no later than September 15, 2000, a registration statement on any applicable registration form registering the shares of Common Stock issuable upon the exercise of the Options .

4. Reimbursement of Expenses The Company agrees to reimburse Consultant on a monthly basis for all reasonable out-of-pocket expenses which have been pre-approved.

5. Terms of Engagement The agreement of Consultant pursuant to the terms of this Letter Agreement shall be effective commencing on the date hereof and shall continue until the first anniversary of the date of this Letter Agreement; provided that the Company may terminate this Letter Agreement at any time, for any reason, by giving 60 days, prior written notice of such termination to Consultant.

6. Confidentiality Each of the parties agrees to keep any information with respect to each other and this agreement confidential and not make use thereof except as may be required by applicable law or judicial process. Each party will not be identified or referred to in any public release or communication prepared by either party or any of their affiliates or associates without the other party's prior written consent.

7. Company's Obligations The Company will continuously and timely appraise Consultant of material matters relevant to the Company's business.

         The Company recognized, agrees and confirms that Consultant (i) will be using and relying on information available from the Company and generally recognized public sources (the "information"), without having independently verified the same, and; (ii) does not assume responsibility for the accuracy of completeness of the information. The Company will, in addition to any duties of indemnification set forth in this Letter Agreement, indemnify and hold Consultant harmless for any claim, suit or judgement arising out of Consultant's use of any information concerning the Company furnished by the Company to the Consultant.

8. Limitation of Liability; indemnification In performing its services under this agreement, neither Consultant nor any officer, director, employee, shareholder, attorney, or agent of Consultant will be liable to the Company or its creditors for errors or judgment or for any other acts, except for acts of negligence of Consultant.

         Notwithstanding anything contained in this Letter Agreement, in the event that Consultant incurs any liability or obligations in connection with the performance of its services under this Letter Agreement, the Company shall indemnify Consultant for all of such liabilities, obligations, expenses, or costs arising therefrom, including reasonable legal fees incurred by Consultant, except for (i) actions of Consultant which have not been authorized by the Company and (ii) acts of negligence of Consultant.

9. Relation of the Parties Nothing in this Letter Agreement shall be constructed to place Consultant and the Company in the relationship of partners or joint ventures. Neither Consultant nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever. Consultant, in performing its service hereunder, shall at all times be an independent contractor.

10. Miscellaneous Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and the Company's obligations to reimburse expenses obtained herein shall survive any expiration or termination of Letter Agreement. The Letter Agreement may not be amended or construed in accordance with the laws of the State of New York without reference to principles of conflicts of the law thereof.

If the foregoing conforms to your understanding, please sign, and date and return to us the enclosed copy of this copy of this letter.

Very truly yours,

Oak Tree Medical Systems, Inc.

/s/ Simon Boltuch                               /s/ Timothy Stoakes
-------------------------------------      -------------------------------------
Simon Boltuch                                       Timothy Stoakes
Chief Financial Officer